Exhibit 99.1

 Evofem Biosciences Secures up to $25 Million in Convertible Note Financing
- Funding to Support the Company’s Launch and Commercialization Plans for Phexxi™ -

San Diego, CA, April 27, 2020 - Evofem Biosciences, Inc. (NASDAQ: EVFM), a clinical-stage biopharmaceutical company, today announced that it has entered into a private Securities Purchase Agreement with a U.S.-based, healthcare-focused institutional investor (the “Investor”) for up to $25 million of convertible notes.
Under the terms of the agreement, $15 million dollars was funded today; the remaining $10 million may be funded at the Investor’s discretion at any time prior to the Company meeting specific funding requirements defined in the Agreement.
“We are very pleased to have closed this strategic interim financing during an incredibly challenging time in the financial markets,” said Saundra Pelletier, Chief Executive Officer of Evofem Biosciences. “With the support of this healthcare-focused investor and our strengthened balance sheet, we are well positioned to execute on our commercialization plans for the anticipated U.S. approval and launch of Phexxi, our innovative hormone-free, contraceptive gel candidate. Pending FDA approval, we look forward to providing millions of women with the first new contraceptive innovation in decades and to delivering on the full market potential of Phexxi.”
Certain terms of the Securities Purchase Agreement, related notes, and warrants issued in connection with the agreement are set forth in the Form 8-K filed with the U.S. Securities Exchange Commission (“SEC”) on April 27, 2020 (the “Form 8-K”), along with other relevant exhibits.

The Company will seek stockholder approval to permit the full conversion of notes and exercise of the warrants under applicable NASDAQ rules.  The Company plans to file with the SEC and mail to its stockholders a related proxy statement, which will contain important information about the Company, the transaction and related matters. Copies of the proxy statement and other documents filed with the SEC can be obtained by visiting the SEC website (www.sec.gov) or by contacting the Company directly at: Corporate Secretary, C/O Evofem Biosciences, Inc., 12400 High Bluff Drive, Suite 600, San Diego, CA 92130.

Piper Sandler acted as the Company’s sole financial advisor in connection with this transaction.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Phexxi™
Phexxi (L-lactic acid, citric acid, potassium bitartrate) Vaginal Gel 1.8%/1%/0.4% is an investigational Multipurpose Vaginal pH Regulator (MVP-R™) designed to regulate vaginal pH within the normal range of 3.5 to 4.5, even in the presence of semen, which normally raises the vaginal pH to 7.0 to 8.0. This maintains an acidic environment that is inhospitable to sperm, as well as certain viral and bacterial pathogens associated with sexually transmitted infections, but is integral to the survival of healthy bacteria in the vagina.

About Evofem Biosciences, Inc.
Evofem Biosciences, Inc., (NASDAQ: EVFM) is a clinical-stage biopharmaceutical company committed to developing and commercializing innovative products to address unmet needs in women's sexual and reproductive health. Evofem Biosciences aims to advance the lives of women by developing innovative solutions, such as woman-controlled contraception and potential protection from certain sexually transmitted infections (STIs). The Company's lead product candidate, Phexxi™, is currently being reviewed by the U.S. Food and Drug Administration for prevention of pregnancy.  The investigational candidate EVO100 is being evaluated for prevention of urogenital transmission of both Chlamydia trachomatis infection (chlamydia) and Neisseria gonorrhoeae infection (gonorrhea) in women. For more information regarding Evofem, please visit www.evofem.com.

Phexxi™ and Multipurpose Vaginal pH Regulator (MVP-R™) are trademarks of Evofem Biosciences, Inc.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the potential FDA approval of Phexxi and the anticipated commercial launch of Phexxi.  Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the Company’s ability to obtain stockholder approval with respect to the issuance of common stock upon conversion of the notes and exercise of the warrants along with others  disclosed in the risk factors contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. Evofem Biosciences does not undertake any duty to update any forward-looking statement except as required by law.

Investor Contact
Amy Raskopf
Evofem Biosciences, Inc.
araskopf@evofem.com
M: (917) 673-5775

Media Contact
Cara Miller
Evofem Biosciences, Inc.
cmiller@evofem.com
O: (858) 550-1900 x272

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